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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2002

RWD TECHNOLOGIES, INC.
(Exact Name of registrant as specified in its charter)

Maryland (State of Incorporation)	0-22145 (Commission File Number)	52-1552720 (IRS Employer Identification No.)

10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21044
(Address of principal executive offices)

(410) 730-4377
(Registrant's telephone number)

Item 4. Change in Registrant's Certifying Accountant

        The Audit Committee of the Board of Directors of RWD Technologies, Inc. ("RWD") recommended the dismissal of RWD's independent auditors, Arthur Andersen LLP ("Andersen"), and the engagement of Ernst & Young LLP ("Ernst & Young") as RWD's new independent auditors, effective May 31, 2002. The Audit Committee's recommendation was approved by RWD's Board of Directors, also effective May 31, 2002. The change in auditors followed RWD's management decision to seek proposals from independent accountants to audit RWD's financial statements. RWD's Board of Directors approved the change in auditors on May 30, 2002, upon the recommendation of its Audit Committee. Ernst & Young will audit the financial statements for the fiscal year ending December 31, 2002.

        Andersen's reports on RWD's financial statements for the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years and the subsequent interim period through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with its reports on RWD's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of regulation S-K.

        RWD provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 30, 2002, stating its agreement with such statements.

        During RWD's two most recent fiscal years and subsequent interim period through the date of this Form 8-K, RWD did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits. The following exhibits are filed with this document.

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002
99.1	Press Release dated May 30, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RWD TECHNOLOGIES, INC.
By:	/s/ BETH MARIE BUCK Beth Marie Buck, CPA Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 31, 2002

Exhibit Index

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002
99.1	Press Release dated May 30, 2002

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SIGNATURES